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                                                                    EXHIBIT 99.2

REVOCABLE PROXY         INTERACTIVE PICTURES CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          FOR THE JANUARY 19, 2000 SPECIAL MEETING OF THE SHAREHOLDERS



         VOTE BY TELEPHONE OR INTERNET *** QUICK *** EASY *** IMMEDIATE



Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.



- You will be asked to enter a Control Number which is located in the box below.



OPTION A: TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS: PRESS
1.



OPTION B: IF YOU CHOOSE TO VOTE ON EACH ITEM SEPARATELY, PRESS 0. YOU WILL HEAR THESE INSTRUCTIONS:



Proposal 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.


WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.



         VOTE BY INTERNET: THE WEB ADDRESS IS WWW.PROXYVOTING.COM/INTER


         IF YOU VOTE BY PHONE OR INTERNET -- DO NOT MAIL THE PROXY CARD


                              THANK YOU FOR VOTING


      CALL TOLL FREE ON A TOUCH TONE TELEPHONE 1-800-542-2494 -- ANYTIME.


                    THERE IS NO CHARGE TO YOU FOR THIS CALL.


CONTROL NUMBER FOR TELEPHONE/INTERNET VOTING



   The undersigned hereby appoints James M. Phillips, Jeffrey D. Peters and John
J. Kalec, or any of them, as proxies, each with full power of substitution, to represent the undersigned and vote for and on behalf of the undersigned the number of shares of Common Stock of Interactive Pictures Corporation ("IPIX") held of record on December 6, 1999 and which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on January 19, 2000 at 10:00 a.m., local time, at the Civic Center Tower, 675 North First Street, Suite 975, San Jose, CA 95112 and at any adjournments or postponements thereof.


   The board of directors recommends a vote "FOR" each of the following proposals.

   The undersigned directs that this proxy be voted as follows:

(1) A proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 25, 1999 between IPIX and bamboo.com, Inc. ("bamboo.com") as described in the joint proxy statement/prospectus. Pursuant to the Merger Agreement, a subsidiary of bamboo.com will be merged with and into IPIX, and each shareholder of IPIX will receive 1.3690 shares of bamboo.com common stock for each share of IPIX common stock.

     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

(2) A proposal to amend IPIX's 1997 Equity Compensation Plan to increase by 1,000,000 the number of shares of common stock that may be issued thereunder.

     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN


                 (Continued and to be signed on the other side)



In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.


   The shares of stock represented by this proxy will be voted as specified above, unless otherwise directed. The undersigned hereby revokes any proxy or proxies heretofore given for such stock and ratifies and confirms all that the above-named proxies or their substitutes may lawfully do by virtue hereof.

   THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.


    PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED RETURN ENVELOPE


                                                Please sign and date this proxy
                                                exactly as your name appears on
                                                your stock certificate. When
                                                shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                --------------------------------
                                                 (Signature)              (Date)

                                                --------------------------------
                                                 (Signature if held jointly)
                                                                          (Date)